Exhibit 99.1

Helio Corporation Engages New Auditor to Conduct Its PCAOB Audit in Preparation for Planned NYSE Uplisting

Berkeley, California--(Newsfile Corp. - February 23, 2026) - Helio Corporation (OTCID: HLEO) (“Helio” or the “Company”) today announced that its Board of Directors has engaged Hacker, Johnson & Smith PA, a PCAOB-registered public accounting firm with significant experience serving SEC reporting companies, to conduct the Company’s audit for the fiscal year ending October 31, 2026. The engagement is effective February 21, 2026.

Founded in 1974, Hacker, Johnson & Smith PA brings over 50 years of audit leadership, deep SEC reporting experience dating back to 1978, and a broad industry footprint that includes more than 60 financial institutions - offering Helio a proven partner with institutional-grade capabilities and a personalized approach to public company reporting. The firm maintains offices in Tampa, Miami / Fort Lauderdale, and Orlando, serving a diverse client base across regulated and complex industries.

The firm is registered with the Public Company Accounting Oversight Board (PCAOB) and is a member of both the Center for Public Company Audit Firms and the Employee Benefit Plan Audit Quality Center sections of the American Institute of Certified Public Accountants (AICPA). Hacker, Johnson & Smith PA provides independent audit and tax services, with developed expertise in auditing SEC-reporting public companies and entities operating in highly regulated sectors.

Its audit clientele includes financial institutions, property and casualty insurance companies, manufacturers, securities broker-dealers, employee benefit plans, and not-for-profit organizations - industries that require rigorous compliance frameworks, robust internal controls, and sophisticated financial reporting processes.

The firm’s approach emphasizes becoming thoroughly familiar with each client’s operations to deliver efficient, cost-effective audits while maintaining the highest standards of independence and professional oversight. Its comprehensive experience enables it to address complex accounting and reporting matters and provide effective, timely solutions for growing public companies.

“The engagement of Hacker, Johnson & Smith PA reflects our commitment to strengthening Helio’s audit infrastructure with a firm that brings substantial SEC reporting expertise and institutional-level audit standards,” said Ed Cabrera, CEO and Chairman of Helio Corporation. “As we advance our Space-Based Solar Power initiatives and expand our commercial focus, maintaining rigorous financial reporting and governance practices remains foundational to building shareholder confidence and supporting sustainable growth.”

The Board’s decision to engage Hacker, Johnson & Smith PA aligns with Helio’s continued focus on enhancing corporate governance, improving internal reporting processes, and positioning the Company to meet evolving public market expectations as it advances progress towards uplisting on the NYSE.

For More Information:
Ed Cabrera
Chairman of the Board and Chief Executive Officer
Helio Corporation
(956) 225-9639
emcabrera@helio.space

About Helio Corporation

Helio is pioneering a new class of energy infrastructure-space-based power systems aka “Power plants in space” that captures solar energy beyond Earth’s atmosphere and beams it safely and efficiently to the surface. Our vision is to establish orbital energy platforms as a foundational layer of the global power grid, delivering uninterrupted, carbon-free electricity at scale and reshaping how nations power cities, industries, and critical systems. Founded in 2018 as the ‘problem solvers to the space industry,’ Helio designs and delivers world-class space mechanisms, advanced antenna systems, and space design solutions; supporting NASA, private companies, universities, and global space agencies across missions ranging from small-scale programs to flagship space initiatives. We are proud to be a trusted partner to over a dozen space agencies, organizations, and companies across the globe. Our products can be found operating from the Sun to Jupiter. From NASA and European Space Agency to emerging private aerospace firms and academic institutions, we collaborate with some of the most innovative and forward-thinking players in the space industry.

For more information on the new strategic direction, financing initiatives and management additions, please visit www.helio.space to be added to our email list.

Note Regarding Forward-Looking Statements:

Some of the matters discussed herein may contain forward-looking statements that involve significant risk and uncertainties. Forward-looking statements can be identified by the use of words like “believes,” “could,” “possibly,” “probably,” “anticipates,” “estimates,” “projects,” “expects,” “may,” “will,” “should,” “seek,” “intend,” “plan,” “expect,” or “consider” or the negative of these expressions or other variations, or by discussions of strategy that involve risks and uncertainties. All forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements, including our ability to obtain financing on acceptable terms or at all, and other risk factors included in the reports we file with the Securities and Exchange Commission (the “Commission”). We base these forward-looking statements on current expectations and projections about future events and the information currently available to us. Although we believe that the assumptions for these forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Consequently, no representation or warranty can be given that the estimates, opinions, or assumptions made in or referenced by this press release, including, but not limited to, our ability to obtain financing, will prove to be accurate. We caution you that the forward-looking statements in this press release are only estimates and predictions, or statements or current intent. Actual results or outcomes, or actions that we ultimately undertake, could differ materially from those anticipated in the forward-looking statements due to risks, uncertainties or actual events differing from the assumptions underlying these statements. We caution investors not to rely on the forward-looking statements contained in or made in connection with this press release and encourage investors to review the reports we file with the Commission. The Company undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in the Company’s business plans or model.

Source: Helio Corporation